Exhibit 99.2

Constellation Alpha Capital Corp merger with DermTech, Inc.

Disclaimer

This presentation (this "Presentation") is for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between DermTech, Inc. ("Target") and Constellation Alpha Capital Corp. ("CNAC") and related transactions (the "Potential Business Combination"). This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Potential Business Combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. Although the information herein relating to Target has been prepared by Target management and is believed to be accurate, Target, CNAC and Cowen and Company, LLC ("Cowen") (as well as their respective directors, officers and shareholders) each expressly disclaims liability for, and makes no expressed or implied representation or warranty with respect to, any such information contained in or omitted from this Presentation, or any other written or oral communication transmitted to any prospective investor in CNAC. Investors should not construe the contents of this presentation, or any prior or subsequent communications from or with CNAC or its representatives as investment, legal or tax advice. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Target. Investors should each make their own evaluation of Target and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this Presentation are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations regarding Medicare coverage and that Medicare coverage will be obtained at the prices included in this Presentation. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Target's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Nothing in this Presentation should be construed as a profit forecast. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Target. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions. These forward-looking statements are subject to a number of risks and uncertainties; the inability of the parties to successfully or timely consummate the Potential Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Potential Business Combination or that the approval of the shareholders of CNAC and/or the stockholders of Target for the Potential Business Combination is not obtained; failure to realize the anticipated benefits of the Potential Business Combination, including as a result of a delay or difficulty in integrating the businesses of CNAC and Target; the amount of redemption requests made by CNAC's shareholders, including, those factors discussed in CNAC's final prospectus dated June 19, 2017 and Annual Report on Form 10-K for the fiscal year ended March 31, 2018, in each case, under the heading "Risk Factors," and other documents of CNAC filed, or to be filed, with the Securities and Exchange Commission ("SEC"). If the risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CNAC nor Target presently know or that CNAC and Target currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CNAC's and Target's expectations, plans or forecasts of future events and views as of the date of this Presentation. CNAC and Target anticipate that subsequent events and developments will cause CNAC's and Target's assessments to change. However, while CNAC and Target may elect to update these forward-looking statements at some point in the future, CNAC and Target specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing CNAC's and Target's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Industry Data

Market data and industry data used throughout this Presentation is based on information derived from third party sources, Target management's knowledge of its industry and good faith estimates of Target management. While Target management believes that the third-party sources from which market and industry data has been derived are reputable, none of Target, CNAC or Cowen has independently verified such market and industry data, and you are cautioned not to give undue weight to such market and industry data. This data is subject to change.

Important Information for Investors and Shareholders

In connection with the Potential Business Combination, CNAC and Target expect that a preliminary proxy statement of CNAC, which may include a registration statement, will be filed with the SEC. CNAC will mail a definitive proxy statement to shareholders of CNAC. This Presentation is not a substitute for the proxy statement or registration statement or for any other document that CNAC may file with the SEC and send to CNAC's shareholders in connection with the Potential Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by CNAC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CNAC are available free of charge and archived on www.constellationalpha.com.

Participants in the Solicitation

CNAC and Target and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the Potential Business Combination under the rules of the SEC. Information about the directors and executive officers of CNAC is set forth in its Annual Report on Form 10-K for the fiscal year ended March 31, 2018. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

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Transaction Summary • Constellation Alpha Capital Corp. (“CNAC”) is a NASDAQ listed Special Purpose Acquisition Company • DermTech Inc. is a San Diego based molecular genomics company, with an initial focus on skin cancer, that develops and markets novel non - invasive diagnostic tests • DermTech will merge into a wholly - owned subsidiary of CNAC in exchange for shares of CNAC common stock • It is expected that DermTech shareholders will own a majority of the combined Company’s shares following the merger • The definitive merger agreement will have a minimum cash condition of $15 million at Closing • Investors will execute PIPE subscription agreements for $20 million • The transaction is expected to close in H2 2019 3

Transaction Terms and Structure • Existing DermTech investors will roll 100% of their equity ownership into the pro forma Company at a price of $3.25 per common share • Investors will execute PIPE subscription agreements for $20 million at a price of $3.25 per common share PRO FORMA OWNERSHIP ( a ) PRO FORMA CAPITALIZATION (a): Excludes 7,187,500 public warrants and 280,625 private warrants with strike price of $11.50 (b): Assumes all common shares at $3.25 price including $20 Million PIPE and shares exchanged with DermTech shareholders (c): Represents 14,936,250 rights to receive 1/10 CNAC common stock at closing of initial business combination on an as - converte d basis (d): Includes 561,250 IPO private placement shares and 898,971 founder shares. Assumes cancellation of 2,699,779 founders sha res . Shares (m) % of Total DermTech Rollover Shares 16.0 63.7% PIPE Investors (b) 6.2 24.5% Public Investors (c) 1.5 5.9% CNAC Founders (d) 1.5 5.8% Total 25.1 100.0% PIPE Offer Price $3.25 Shares Outstanding (M) 25.1 Pro Forma Equity Value (Post-Money) ($m) $81.6 Plus: Debt ($m) $0.0 Less: Cash ($m) $20.0 Pro Forma Enterprise Value ($m) $61.6 4 (b)

Investment Rationale

Significant Market Opportunity

- ~15M surgical biopsies to diagnose 5.4M cases of skin cancer in the U.S. annually
- Additional opportunities in inflammatory diseases.
- Total available market opportunity: >$5 billion per annum.

Disruptive Change

- DermTech is an adhesive patch instead of a surgical incision
- Likelihood of missed melanoma: 1% for PLA test vs 17% for current standard (surgical biopsy)
- ~6x cost saving per melanoma detected vs surgical biopsy

Reimbursement Approval

- DermTech has received a draft favorable coverage decision from Medicare MolDX
- Final coverage policy is expected in H2 2019
- Peers have experienced significant revenue ramp-up on CMS approval
- Lead product projected revenue of $45M in Year 2 and $100M in Year 3 post Medicare coverage

Sources: DermTech, Inc.; American Academy of Dermatolgoy Skin Cancer Facts www.aad.org; JAMA Dermatology, 2018, doi:10.1001/jamadermatol.2018.0212 ; BMJ 2017; 357:j2813

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Management Team








Name	Title	Background
Dr. John Dobak	Chief Executive Officer	• Founder & Chairman of 10xBio (aesthetic medicine drugs) • Chairman Pantherics (anti-inflammatory drugs) • Former Founder/ CEO of CryoCor/CryoGen and InnerCool Therapies. • MD, UCSD. Bachelors, UCLA.
Todd Wood	Chief Commercial Officer	• Allergan, VP U.S. Sales, Dermatology, Ophthalmology, Aesthetics • Obalon VP Sales
Steve Kemper	Chief Financial Officer	• Former CFO, GenMark Diagnostics, Dexcom, CryoGen Inc. • Adjunct Professor, Finance, UCSD. • MBA, Loyola Marymount University. Masters, Accounting, SDSU.
Dr. Zuxu Yao	Chief Scientific Officer	• Senior roles at Nexogen, Advance, Celula, Nanogen. • Post-doctoral, UCSD. PhD, Memorial University of Newfoundland. Masters, Wageningen Agricultural University. Bachelors, Xiamen University.
Dr. Burkhard Jansen	Chief Medical Officer	• Founder/Senior roles at derma and oncology companies – Novelix, Avienne, Oncogenex. • Worked at the FDA. • Post-doctoral, University of Minnesota. MD, University of Graz.
Darryl Garrison	VP Clinical Laboratory Operations	• Clinical Lab Operations at Pathway Genomics and Clarient

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Board of Directors Gary Jacobs, Chairman of Board • Chairman of the Board since June 2006, Senior Executive Qualcomm, active life science investor Matt Posard, Board Member • Former Head of Global Sales and General Management Illumina, Biosite, Trovagene Cynthia Collins, Board Member • CEO Editas Medicine, Clariant, Human Longevity, GE Healthcare Scott Pancoast, Board Member • President and Chief Executive Officer of Zylo, Lpath Inc., Partner Western States Investments Herm Rosenmann, Board Member • CFO - Natera, Genprobe, BOD - Vivo, Natera John Dobak, M.D., CEO 7

Genomic Innovators are Disrupting the Diagnostic Testing Market

Quest Diagnostics | LabCorp

- 44% share of non-hospital dx revenue
- ~$19 billion in revenue
- ~$24 billion in market cap
- ~(20)% 2018 stock return
- ~1.7x implied EV / revenue multiple

exact sciences | GUARDANT HEALTH | Genomic Health | CareDx | INVITAE

- <5% market share
- ~$1 billion in revenue
- ~$15 billion in market cap
- ~75% one year stock return
- ~14x implied EV / revenue multiple

Source: Capital IQ, as of market close, 1/18/2019

8

CANCER COMPANY OLD STANDARD OF CARE NEW - GEN DIAGNOSTIC Breast Colorectal Prostate Lung Skin Next - Gen Dx: More Accurate, Faster, Less Expensive and Less Invasive 9

Pigmented Lesion Assessment for Melanoma (PLA)

DERMATOLOGISTS CUT TO BE "SAFE"

Melanoma Clinically Difficult to Identify



Not Skin Cancer



Skin Cancer

Leads to Unnecessary Surgery



3+ million biopsies to detect ~0.15 million cases of melanoma

BREAKTHROUGH NON-INVASIVE TEST



Epidermal Sampling Exploits Natural Skin Physiology


Cell Migration
Cellular Extension of Melanocyte
Melanin Granules
Golgi Apparatus
Melanocyte Nucleus
Basal Lamina
Epidermis
Dermis

BENEFITS OF NEW TECHNOLOGY

- **Clinicians**
  - Payment for Test
  - Easy to Use
  - Better Accuracy: NPV 99%
  - Integrates into work flow
  - Patient Satisfaction
- **Patients**
  - Avoid unneeded surgery
  - No scarring
  - No time off work
- **Payers**
  - Lower cost ~$500/lesion
  - Early melanoma detection
- **Impact since launch**
  - >27,000 surgeries prevented
  - ~30,000 assays performed

Source: American Cancer Society, Cancer Facts & Figures 2018

10

DermTech Adhesive Skin Collection Box & Report DermTech Adhesive Skin Collection Kit contains all necessary materials to non - invasively collect and mail a skin sample to the DermTech Laboratory for molecular pathology gene expression analysis. PLA Report provides simple POSITIVE/NEGATIVE read - out PLA Pigmented Lesion Assay MOLECULAR PATHOLOGY TEST REPORT 1.866.450.4223 | 1.858.450.4222 | dermtech.com 11099 N. Torrey Pines Rd., Suite 100 | La Jolla, CA 92037 Laboratory Director: Joseph Voland, MD. FCAP L01008-08 CLIA # 05D2073519 CAP # 9043605 Page 1 of 2 Patient Name: Sample ID: MRN#: Body Site: DOB: Date Collected: Age: Date Received: Sex: Date Reported: Referring Physician: Fax Number: Address: City/State/Zip: Interpretation: LOW (GREEN): MODERATE (ORANGE): HIGH (RED): PATIENT INFORMATION Expression of LINC00518 andor PRAME is found in lesions with a histopathologic diagnosis of melanoma. If one or both of the genes are detected, the test is positive. TEST RESULTS GENE EXPRESSION STATUS: POSITIVE RISK STATUS: HIGH (RED) Macro-dissection Report/Comments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

Milestones: PLA Test



Broad patent for skin cancer gene classifier
MultiPlan.
&
FEDMED
provider agreement
UnitedHealthcare
credentialing &
ACPN
TRICARE
preferred provider agreement
CAP ACCREDITED
COLLEGE of AMERICAN PATHOLOGISTS
accreditation received
Validation Stud and First Utility Study
AMA
billing code secured for melanoma test
Carcinome Development Started
Health Canada
clearance approval
NEW YORK STATE
NY DOH licensing obtained
Health Econ Study & Real World Utility Publications
AAD
AMERICAN ACADEMY OF DERMATOLOGY
1938
guideline inclusion publication
Mutation Validation Study
MODERNIZING MEDICINE
Added to EMA EHR
PALMETTO GBA
MolDX
Favorable Draft LCD DL38051
Dermatology Online Journal
12-mo F/U Study
2015
2016
2017
2018
2019

Issued US Patents provide protection until 2034

- Broad methods for RNA analysis of skin collected by adhesive patch
- Method of detection of biological factors in epidermis
- Broad claims for melanoma gene classifier

- Patents issued in multiple European countries, Canada, Japan, and Australia
- Significant trade secrets and technical know how

Source: DermTech, Inc.

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PLA Test Outperforms Surgical Biopsy PERFORMANCE METRIC SURGICAL BIOPSY PLA TEST IMPROVEMENT Probability of missed melanoma 17% 1% 17x Surgery needed per melanoma detected 25 - 30 2.7 10x Cost per melanoma detected $23,675 $3,780 6x Sources: JAMA Dermatology, 2018, doi:10.1001/jamadermatol.2018.0212 ; BMJ 2017; 357:j2813; JAMA Dermatology, 154(9):1 - 8 (38) 13

PLA Test: Significant Clinical Validation MILESTONE STATUS SAMPLE SIZE Analytical Validation ط Complete 125 Clinical Validation – pathology ط Complete 555 Clinical Validation – mutation ط Complete 626 Clinical Utility ط Complete 45 Derms Real World Utility ط Complete 381 1 - Year Follow - Up ط Complete 734 Real World Utility Registry On - going 1575 Adhesive Biopsy Validation ط Complete N/A Health Economic ط Complete 326 CPT Codes ط Complete N/A 14

PLA: MolDX Coverage, Consensus Recommendations, AAD Guidelines, Top KOL's

MOLDX, AAD MELANOMA GUIDELINES & EXPERT PANEL RECOMMENDATIONS

- **MolDX favorable draft LCD DL38051**
- **2018 AAD Guidelines** add non-invasive gene expression as an option in the initial clinical assessment of pigmented lesions
- **Consensus Use Criteria from Expert Panel**
  - Atypical lesions requiring additional assessment beyond visual inspection
  - Lesions in cosmetically sensitive areas
  - Patients with wound healing risk
  - Patients with relative contraindications to surgical biopsy
  - Patients who refuse surgical biopsy or have biopsy fatigue

RESPECTED PHYSICIAN VALIDATION

- Sergio Schwartzman, MD (Cornell, NY)
- James Sligh, MD, PhD (Unv. of Arizona)
- Harold Rabinovitz, MD (Unv. of Miami)
- Bruce Strober, MD (Unv. of Connecticut)
- Darrell Rigel, MD (NYU, Past AAD President)
- Ronald Moy, MD (USC, Past AAD President)
- Dan Siegel, MD (SUNY, Past AAD President)
- Laura Ferris, MD (Unv. of Pittsburgh, AAD Melanoma Guideline Advisory)
- Pedram Gerami, MD (Northwestern University)
- Abby van Voorhees, MD (EVMS, AAD Board, President Psoriasis Foundation)
- Ash Margoob, MD (Memorial Sloan Kettering Cancer Center)

KEY MEDICAL SOCIETY ENDORSEMENTS

- American Academy of Dermatology
- Society of Investigative Dermatology
- American Society for Clinical Pathology
- Molecular Pathology Advisory Group
- American Society of Cytopathology
- College of American Pathologists
- Pathology Coding Caucus
- U.S. and Canadian Academy of Pathology

Source: DermTech, Inc.

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Cancer Detection Breakthrough - Case Study • 28 y.o. female • Family history of melanoma • Complained of bug bite • Refused surgical biopsy • PLA + • Histopathology 0.5 mm amelanotic melanoma • Case study published in JAMA Dermatology 16

DermTech Product Pipeline

PRODUCT	TEST PURPOSE	ASSAY TYPE	GENE TARGETS	MARKETED
PLA	Melanoma R/O	PCR	LINC, PRAME	Yes
Nevome	Melanoma R/I	Mut	BRAF, NRAS, TERT	Yes
Carcinome	Basal/Squam R/O	PCR	Not Disclosed	In Progress
TBD	Inflammatory Disease Treatment/Dx	PCR	Th1, Th2, Th17	In Progress
Rejuvome	Skin Health & Rejuvenation	PCR	Not Disclosed	In Progress

STRONG COLLABORATIONS WITH BIG PHARMA

- ~$7.0 million in research programs booked in last 24 months
- Expansion to late stage trials (phase II, III)

MedImmune Biogen Incyte Johnson & Johnson abbvie

Source: DermTech, Inc.

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Commercialization Plan

Direct Physician Sales	• Todd Wood, CCO- Former Allergan Head of Derm and Ophtho Sales • Grow to 65 person sales team over 3 years.
Payer Coverage Decision	• Build payer Access team • Medicare MolDX coverage • Major payers coverage (United, Aetna, Cigna, Humana, etc.)
Distribution Partnerships	• Leverage direct sales force • Send-out model integrated dermatology networks • Access Primary Care
Direct to Patient Marketing	• Social media, local television, radio and print ads, in-office advertising • Patient advocacy groups and communities focused on skin health

Source: DermTech, Inc.

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The Dermatology Practice Market Favors Rapid Adoption 29% 18% 26% 14% 8% 5% 1 2 3 to 5 6 to 10 11 to 25 26+ 45% 15% 17% 23% 1 to 50 51 to 75 76 to 100 100+ 45% 43% 10% 2% Access Anytime Call for Appointment No Access Unknown Dermatologist Daily Patient Volume Physician Access Number of Doctors per Office HIGHLY FRAGMENTED EXCEEDINGLY BUSY AMIABLE TO MEET SALES REPRESENTATIVES HIGHLY DEPENDENT ON GOVERNMENT PAYERS 93.7% 42.3% 85.5% 73.1% 0% 20% 40% 60% 80% 100% Medicare Medicaid Offices Accepting Medicare and Medicaid Dermatologists All Physcians Source: Market Profile of U.S. Dermatologists, Cegedim 2015 19

Commercialization Plan: Dermatology Source: DermTech, Inc. SALES • Expand Dermatology Sales Force H2 2019 after CMS Approval – 22 reps end of 2019 growing to 75 rep by end of 2022 – Targeting 2 - 3 new physician accounts per rep per month • Out 12,000+ Total US Derm Practice Professionals ~50% penetrated by end of 2022 • Monthly Usage Grows From 3.0 to 6.0 samples/mo/clinician by end of 2022 • Distribution partner for primary care segment Biopsy market for pigmented lesions penetrated by ~15% by end of 2022 - 50 100 150 200 250 300 350 400 450 0 10 20 30 40 50 60 70 80 90 2019 2020 2021 2022 Derm Sales Force Metrics Derm Reps Derm Accts/Rep Derm Prod (mo) 20

- 50,000 100,000 150,000 200,000 250,000 300,000 350,000 $- $20,000,000 $40,000,000 $60,000,000 $80,000,000 $100,000,000 $120,000,000 $140,000,000 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 Monhts Sample Volume and Revenue Post Medicare Approval Rev TTM ($) Samples TTM Anticipated Ramp - Up Post CMS Approval: Dermatology PLA Sales COMPANY TEST CMS APPROVAL PRE - APPROVAL REVENUE YEAR 1 REVENUE POST APPROVAL REVENUE MULTIPLE Exact Sciences Cologuard 10/9/2014 $1.8 $39.4 21.9x Veracyte Afirma 1/9/2012 $2.7 $11.6 4.3x Genomic Health OncotypeDX 1/13/2006 $5.2 $29.2 5.6x BioSite BNP 1/1/2003 $38.1 $103.2 2.7x CMS: Centers for Medicare and Medicaid Services Source: DermTech, Inc., Capital IQ, Bloomberg Medicare Coverage Q4 2019 21

Estimated Revenue: Dermatology PLA Sales Source: Capital IQ for Exact Sciences, market capitalization values as of end of year 2016, 2017 and 2018. Management estimat es for DermTech, Inc. Pre - CMS Post - CMS 2014: $1.8M 2015: $39M 2017: $266M 2016: $99M 2018: $2.6M Year 1 $15M Year 3 $100M+ Year 2 $45 MM+ Mkt Cap: $1,448M Mkt Cap: $6,291M 2018: $454M Mkt Cap: $7,935M 22

Select Listed Comparables Source: Capital IQ, as of 3/19/2019. All future estimates per Wall Street Research consensus model via Capital IQ. (a) “NM” denotes multiples less than 0.0x or greater than 30.0x. COMPANY TICKER MARKET CAP CASH ON HAND EV FY19E SALES FY20E SALES FY19E EBITDA FY20E EBITDA EV/FY19 SALES (a) EV/FY20 SALES (a) Exact Sciences EXAS $11,463 $1,758 $11,044 $729 $1,057 ($202) ($28) 15.1x 10.5x Guardant Health GH 7,839 497 8,427 135 188 (119) (84) NM NM Genomic Health GHDX 2,752 210 2,542 444 490 71 90 5.7 5.2 Quidel QDEL 2,658 44 2,722 533 564 183 198 5.1 4.8 Myriad Genetics MYGN 2,447 165 2,554 895 934 197 220 2.9 2.7 Invitae NVTA 2,151 317 1,912 223 326 (117) (62) 8.6 5.9 NeoGenomics NEO 1,855 10 1,958 385 426 51 65 5.1 4.6 Natera NTRA 1,228 203 1,149 286 342 (135) (75) 4.0 3.4 OncoCyte OCX 148 49 101 0 2 (14) (17) NM NM Mean $3,616 $361 $3,601 $403 $481 ($9) $34 6.6x 5.3x Median 2,447 203 2,542 385 426 (14) (17) 5.1 4.8 ($USD in millions) 23

BACKUP SLIDES

Surgical Biopsy (100%) NEGATIVE 61% MELANOMA 5% ATYPIA+ margin 34% 17% Probability of Missed Melanoma Narrow Excision 21% Wide Excision 5% 26% of All Lesions Excised Clinical Atypia Surgical Biopsy 12% Melanoma 5% Adhesive Patch Sample NEGATIVE 88% POSITIVE 12% Atypia+ Margins 6% Narrow Excision 3% Clinical Atypia 8% of All Lesions Excised <1.0% Probability of Missed Melanoma Superior Performance and Cost Savings for Payers Test Purpose Rule - out Melanoma Type Surgical biopsy/histopathology NPV 83% Probability of Missed Mel 17% Number Need to Biopsy 25 Number Needed to Excise 5.2 Cost Per Lesion Tested $947 Test Purpose Rule - out Melanoma Type Noninvasive gene expression NPV 99% Probability of Missed Mel 1% Number Need to Biopsy 2.7 Number Needed to Excise 1.6 Cost Per Lesion Tested $450 $500 Total Cost Savings HISTORICAL DIAGNOSIS PATHWAY DERMTECH PLA PATHWAY Visual assessment followed by surgical biopsy and histopathology Non - invasive genomic testing via four patches placed on lesion 24

PHYSICIANS PAYORS PATIENTS • Reduces missed melanoma addressing the greatest concern in dermatology • Opportunity to enhance practice revenue • Improved patient satisfaction by avoiding surgery and scarring • Improve patient flow and throughput • Favorable practice economics • Fewer surgical costs and surveillance costs • Earlier detection and avoiding missed melanoma avoids costlier later - stage diagnosis • $947 for SoC biopsy and histopathology vs. $400 for PLA • Less painful and less invasive than surgical biopsy • Feels like removing scotch tape • No risk of scarring • Fewer “inconclusive” results which leads to fewer surgical excisions Benefits Across Value Chain 25